Exhibit 99.1

SELLAS Life Sciences Announces $4 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

NEW YORK, NY October 31, 2023 -- SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) (“SELLAS’’ or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel therapies for a broad range of cancer indications, today announced that it has entered into a securities purchase agreement with a single, healthcare-focused U.S. institutional investor for the purchase and sale of 3,652,300 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $1.0952 per share, priced at-the-market under Nasdaq rules pursuant to a registered direct offering resulting in total gross proceeds of approximately $4 million, before deducting placement agent commissions and other estimated offering expenses. The Company further agreed to issue to the investor warrants to purchase up to an aggregate of 3,652,300 shares of common stock. The warrants will have an exercise price of $0.9702, will be immediately exercisable and will expire five years after issuance. The closing of the offering is expected to occur on or about November 2, 2023, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the lead placement agent for the offering and Maxim Group LLC is acting as a co-placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No 333-255318) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel therapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy and combination with other therapies to address a broad spectrum of hematologic malignancies and solid tumor indications. The Company is also developing SLS009 (formerly GFH009), a small molecule, highly selective CDK9 inhibitor, which is licensed from GenFleet Therapeutics (Shanghai), Inc., for all therapeutic and diagnostic uses in the world outside of Greater China. For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to our ability to close the offering and the gross proceeds from the offering. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 16, 2023 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact

Bruce Mackle

Managing Director

LifeSci Advisors, LLC

SELLAS@lifesciadvisors.com